As filed with the Securities and Exchange Commission on September 5, 2013

Registration No. 333-170945

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0837053
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

355 Alhambra Circle Suite 1500

Coral Gables, Florida 33134

(305) 529-2522

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Patrick J. McEnany

355 Alhambra Circle Suite 1500

Coral Gables, Florida 33134

(305) 529-2522

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Philip B. Schwartz, Esq.

Akerman Senterfitt

350 East Las Olas Boulevard Suite 1600

Fort Lauderdale, Florida 33301

(954) 468-2455

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-170945

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462I under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Shares to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	$2,612,336	$356.32

(1)	The registrant previously registered an aggregate principal amount of $30,000,000 of securities on the Registration Statement on Form S-3 (File No. 333-170945). Immediately prior to the filing of this registration statement pursuant to Rule 462(b) promulgated under the Securities Act, an aggregate of $13,061,682.74 of the securities remained eligible for issuance under the Registration Statement on Form S-3 (File No. 333-170945). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities remaining issuable under the Registration Statement on Form S-3 (File No. 333-170945) are being registered.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate principal amount of $30,000,000 of securities on the Registration Statement on Form S-3 (File No. 333-170945), for which a filing fee of $2,139 was previously paid.

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Catalyst Pharmaceutical Partners, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-170945), which was declared effective by the Securities and Exchange Commission (“SEC”) on December 15, 2010 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed incorporated by reference therein and all exhibits thereto.

This Registration Statement is being filed with respect to the registration of an additional $2,612,336 aggregate maximum principal amount of common stock, par value $0.001 per share of the Company, which is described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on this 4th day of September, 2013.

CATALYST PHARMACEUTICAL PARTNERS, INC.

By:	/s/ Patrick J. McEnany
Patrick J. McEnany
Chairman, President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. McEnany Patrick J. McEnany	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	September 4, 2013

/s/ Alicia Grande Alicia Grande	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 4, 2013

* Hubert E. Huckel, M.D.	Director	September 4, 2013

* Charles B. O’Keeffe	Director	September 4, 2013

* Philip H. Coelho	Director	September 4, 2013

* David S. Tierney, M.D.	Director	September 4, 2013

* By:	/s/ Patrick J. McEnany
Patrick J. McEnany
As Attorney-in-Fact

EXHIBIT INDEX

5.1	Opinion of Akerman Senterfitt

23.1	Consent of Grant Thornton LLP

23.2	Consent of Akerman Senterfitt (Included in Exhibit 5.1)

24.1	Power of Attorney (included by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-170945))